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                                                                    Exhibit 23-1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Gannett Co., Inc. of our report dated February 7, 2002 relating to the financial statements of Gannett Co., Inc. which appears in the Current Report on Form 8-K of Gannett Co., Inc. dated March 11, 2002.



PRICEWATERHOUSECOOPERS LLP
McLean, VA
March 11, 2002